AGREEMENT


                  AGREEMENT made as of the 2nd day of March, 1998, by and between Odyssey Pictures Corporation, a Nevada corporation having a principal place of business at 1875 Century Park East, Los Angeles, California 90067 (the "Company"), and Johann Schotte, residing at ____________________ ("Employee").

                  WHEREAS, Employee has been elected to the positions of Chief Executive Officer and Chairman of the Board of the Company at a meeting of the Board of Directors of the Company held on February 13, 1998; and

                  WHEREAS,   the   appointment  of  Employee  to  the  foregoing
positions is subject to the execution of a formal employment agreement with the Company.

                  NOW, THEREFORE, the parties hereto agree as follows:

                  1. Term. The term of this agreement (the "Agreement") shall commence as of the date hereof (the "Effective Date") and shall continue in effect until December 31, 1999, unless otherwise extended or earlier terminated in accordance with the provisions hereof (the "Term").

                  2. Services. During the Term, Employee agrees to serve the Company in the capacities of Chairman of the Board and as Chief Executive
Officer of the Company ("CEO"). Employee agrees to devote his full time, attention and energies to the performance of the following duties, and such other duties and requirements as may be reasonably assigned to Employee by the Board of Directors of the Company from time to time:

                  (a) Working to create and develop a strategic plan to define and implement the Company's objectives and, in connection therewith, to create viable action, business and financial plan which will provide the Company with a sound program to achieve its objectives;

                  (b)   Developing   ancillary   businesses  and  strategies  to
complement and diversify the Company's film distribution business;

                  (c) With respect to the activities of the CEO, assuming the overall organizational, business and operating responsibilities of the Company; and

                  (e) Performing such other duties as may be reasonably requested by the Board of Directors of the Company from time to time, including, but not limited to, services on behalf of any subsidiary or affiliate of the Company.

                  3. Location. Employee shall perform his duties hereunder primarily in Luxembourg; provided, however, that Employee shall be available for travel throughout the United States and the rest of the world at such times as such travel shall appear in the reasonable judgment of Employee to be in the best interests of the Company. Any such travel shall be for the benefit of the Company and at the Company's sole cost and expense. Although Employee shall be permitted to travel first class on all air travel required in connection with the performance of his duties for the Company, Employee will make every reasonable effort to fly business class whenever practical.


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                  4. Confidentiality. Employee acknowledges that the services to be rendered by him under this Agreement are special and unique, and that by reason of such services he will acquire confidential information and trade secrets relating to the Company. Employee agrees that all information relating to the business of the Company which is of a secret or confidential nature, including the Company's data bases, proprietary programs, contractual terms,
financial  information,   administrative  procedures,  negotiations  with  third
parties and strategic, financial and business plans, is and shall remain the sole property of the Company, and that Employee shall not, either during the Term of this Agreement or thereafter, disclose or use for his benefit or for the benefit of third parties, any such information so long as it is secret and non-public or otherwise not in the public domain, without the knowledge and approval of the Company's Board of Directors.

                  5. Compensation. In consideration of the services to be rendered by Employee hereunder during the Term of this Agreement, the Company shall pay to Employee an annual base salary at the rate of $150,000 per year (retroactive to January 1, 1998), payable at the rate of $5,000 per month during the period from January 1, 1998 through April 30, 1998, and at the rate of $14,000 per month during the period from May 1, 1998 through December 31, 1999. Payments to Employee hereunder shall be made in accordance with the regular payroll practices of the Company.

                  6. Reimbursement of Expenses. Employee shall be reimbursed for all expenses reasonably incurred by him in connection with the performance of his duties on behalf of the Company, upon presentation to the Company of appropriate documentation and receipts therefor. The Company may, from time to time, advance travel and related expenses to Employee in connection with the performance of his duties hereunder.

                  7. Benefits. Employee shall be entitled to participate in any medical, dental, hospitalization, disability and/or pension and profit sharing plans, upon the same terms and subject to the same qualifications, as those presently made available to the Company's other senior officers.

                  8. Vacation. Employee shall be entitled to four weeks of paid vacation each year during the Term of this Agreement, to be taken at such time or times as shall be mutually agreeable to Employee and the Company.

                  9. Earlier Termination. Notwithstanding the provisions of Paragraph 1 hereof, the Term may be earlier terminated by the Company "for cause" upon the occurrence of any of the following events ("Earlier Termination"): (a) Employee's death, (b) Employee's inability by reason of physical or mental disability to continue to substantially perform his duties for a period of 120 consecutive days or for an aggregate of 180 days in any consecutive twelve month period, (c) Employee's conviction for a criminal act involving fraud, dishonesty or moral turpitude, (d) Employee's commission of an act of embezzlement or misappropriation of funds or property of the Company, (e) chronic alcoholism or drug use after refusing treatment, (f) habitual absenteeism without medical documentation, (g) engaging in conduct that is detrimental to the business or reputation of the Company, its subsidiaries and affiliates after having been provided written notice from the Company instructing Employee to cease such conduct, and/or (h) in the event of a material breach of this Agreement by Employee which is not cured within thirty
(30) days following the Company's written notice to Employee of such material breach. In the event of Earlier Termination pursuant to subparagraph (a) or (b) of this Paragraph 9, Employee or his estate shall be entitled to receive continued compensation hereunder for the greater of twelve months following the date of such Earlier Termination or the balance of the Term. In all other instances of Earlier Termination under this Paragraph 9, Employee shall be entitled to receive continued compensation hereunder for a period of ninety (90) days following the date of such Earlier Termination.

                  10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be entirely performed in such State.


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                  11.  Severability.  In the event that any term or condition of this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other term or condition of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable term or condition had never been contained herein.

                  12. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all previous agreements, arrangements and understandings between the parties. Any modification or amendment to this Agreement will be effective only if in writing and signed by the parties hereto.


                  IN WITNESS WHEREOF, this Agreement has been executed by each of the parties as of the date and year first above written.


                                     Odyssey Pictures Corporation

                                     By: /s/ Stephen R. Greenwald
                                     ----------------------------
                                     Stephen R. Greenwald

                                     By: /s/ Johan Schotte
                                     ----------------------------
                                     Johann Schotte




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